EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission of our report dated March 18, 2015, relating to the financial statements as of December 31, 2014 and the year then ended. We also consent to the reference to our firm under the heading “Interest of Named Experts and Counsel” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

March 18, 2015